Exhibit 10.5

SUPPLEMENTAL CONFIRMATION
JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

October 5, 2016

To:	Signet Jewelers Limited c/o Signet Group Treasury Services, Inc. 375 Ghent Road Akron, OH 44333 Attn: Michele Santana, Chief Financial Officer Telephone: Email:

Re:     Supplemental Confirmation—Uncollared Accelerated Share Repurchase
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), and Signet Jewelers Limited, a Bermuda corporation (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between JPMorgan and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation, dated as of October 5, 2016 (the “Master Confirmation”), between JPMorgan and Counterparty, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:
Trade Date:    October 5, 2016

Forward Price Adjustment Amount:	USD 1.27

Calculation Period Start Date:	October 6, 2016

Scheduled Termination Date:	December 30, 2016

First Acceleration Date:	November 16, 2016
Prepayment Amount:    USD 525,000,000
Prepayment Date:    October 6, 2016

Initial Shares:
4,722,436 Shares; provided that if, in connection with the Transaction, JPMorgan is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial

Share Delivery Date shall be reduced to such number of Shares that JPMorgan is able to so borrow or otherwise acquire. All Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.
Initial Share Delivery Date:    October 6, 2016

Ordinary Dividend Amount:	For any Dividend before the Termination Date, USD 0.26 per Share For any Dividend after the Termination Date, USD 0.00 per Share
Scheduled Ex-Dividend Dates:    October 26, 2016

Maximum Stock Loan Rate:	150 basis points per annum

Initial Stock Loan Rate:	50 basis points per annum
Maximum Number of Shares:    38,000,000 Shares
Floor Price:    USD 0.01 per Share
Contract Fee:    USD 0.00

Termination Price:	USD 38.91 per Share
Additional Relevant Days:    The Five Exchange Business Days immediately following the Calculation Period.

Reserved Shares:	Notwithstanding anything to the contrary in the Master Confirmation, as of the date of this Supplemental Confirmation, the Reserved Shares shall be equal to 20,239,000 Shares.
3.    Counterparty represents and warrants to JPMorgan that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs, except as set forth in any notice delivered pursuant to Section 6(b)(xv) of the Master Confirmation.
4.    This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Supplemental Confirmation and returning it to us.
Very truly yours,

J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association
By:	/s/ Stephanie Little
Authorized Signatory
Name: Stephanie Little

Accepted and confirmed
as of the Trade Date:

SIGNET JEWELERS LIMITED
By:	/s/ Michele L. Santana
Authorized Signatory
Name: Michele L. Santana Title: Chief Financial Officer